UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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[ ]    Soliciting Material Pursuant to §240.14a -11(c) or §240.14a -2

ASIA GREEN AGRICULTURE CORPORATION
(Name of Registrant as Specified In Its Charter)

________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ASIA GREEN AGRICULTURE CORPORATION
Shuinan Industry Area, Songxi County,
Fujian Province 353500, China
April 30, 2012

Dear Stockholder:

     We are pleased to invite you to attend our 2012 annual meeting of stockholders to be held on Wednesday, June 20, 2012 at 10:00 a.m., Beijing time, at the offices of Asia Green Agriculture Corporation (“AGAC” or the “Company”), located at Shuinan Industry Area, Songxi County, Fujian Province, 353500, China. The formal meeting notice and proxy statement are attached.

     At this year’s annual meeting, our stockholders will be asked to:

  elect each of the five nominees named in the proxy statement as directors to hold office until our 2013 annual meeting of stockholders or until his successor is duly elected and qualified; and

  ratify the appointment of PKF Hong Kong as our independent registered public accounting firm for the year ending December 31, 2012.

     Your vote is important. Whether or not you plan to attend the annual meeting, it is important that your shares be represented, and we hope you will vote as soon as possible. Please vote promptly by mailing a completed proxy card in the enclosed return envelope (which is postage prepaid if mailed in the United States). Please remember to sign and date your card. If you hold shares of our common stock through a broker, bank, trustee or other nominee, please follow the voting instructions provided.

     Thank you for your continued support of Asia Green Agriculture Corporation. We look forward to seeing you at our annual meeting.

Sincerely,

Zhan Youdai
Chief Executive Officer

     This notice of our annual meeting of stockholders, the proxy statement and the proxy card are being mailed to stockholders on or about April 30, 2012.

AISA GREEN AGRICULTURE CORPORATION
Shuinan Industry Area, Songxi County,
Fujian Province 353500, China

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

Time and Date	10:00 a.m., Beijing time, on Wednesday, June 20, 2012

Place	Offices of Asia Green Agriculture Corporation, Shuinan Industry Area, Songxi County, Fujian Province 353500, China.

Items of Business	• To elect each of the five nominees named in this proxy statement as directors to hold office until our 2013 annual meeting of stockholders or until his successor is duly elected and qualified.

• To ratify the appointment of PKF Hong Kong as our independent registered public accounting firm for the year ending December 31, 2012.

• To transact any other business that may properly come before the 2012 annual meeting.

Adjournments and Postponements

Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date	You are entitled to vote only if you were an AGAC stockholder of record as of the close of business on the record date, April 23, 2012.

Meeting Admission

You are entitled to attend the annual meeting only if you were an AGAC stockholder as of the close of business on the record date or otherwise hold a valid proxy for the annual meeting. If you are not a stockholder of record but hold shares through a broker, bank, trustee or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to the record date, a copy of the voting instruction card provided by your broker, bank, trustee or nominee, or similar evidence of ownership. Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card by indicating your plans when prompted.

Annual Report	Our 2011 annual report on Form 10-K is enclosed with these materials as a separate booklet. Our 2011 annual report is not a part of the proxy solicitation materials.

Voting

Your vote is important. Whether or not you plan to attend the annual meeting, we encourage you to read the proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions in the section entitled “Questions and Answers About the Proxy Materials and Annual Meeting” beginning on page 1 of this proxy statement, or your enclosed proxy card.

PROXY STATEMENT
FOR 2012 ANNUAL MEETING OF STOCKHOLDERS
TABLE OF CONTENTS

-i-

-ii-

ASIA GREEN AGRICULTURE CORPORATION
Shuinan Industry Area, Songxi County,
Fujian Province 353500, China
PROXY STATEMENT
For the Annual Meeting of Stockholders
to be held on June 20, 2012

QUESTIONS AND ANSWERS
ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

What is a proxy?

     A proxy is your legal designation of another person to vote the stock you own. The person you designate is your “proxy,” and you give the proxy authority to vote your shares by submitting the enclosed proxy card. We have designated our Chief Executive Officer, Zhan Youdai, and our Chief Financial Officer, Tsang Yin Chiu Stanley, to serve as proxies for the annual meeting.

Why am I receiving these materials?

     We are providing these proxy materials in connection with the solicitation by our board of directors of proxies to be voted at our 2012 annual meeting of stockholders, which will take place on Wednesday, June 20, 2012 at 10:00 a.m., Beijing time, at the offices of Asia Green Agriculture Corporation located at Shuinan Industry Area, Songxi County, Fujian Province 353500, China. As a stockholder, you are invited to attend the annual meeting and are requested to vote on the items of business described in this proxy statement.

     This proxy statement and the accompanying proxy card, notice of annual meeting and voting instructions are being mailed on or about April 30, 2012 to all stockholders of record entitled to vote at the annual meeting.

What information is contained in this proxy statement?

     The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of our directors and most highly paid executive officers, our corporate governance policies, information on our board of directors, and certain other required information.

What items of business will be voted on at the annual meeting?

     The items of business scheduled to be voted on at the annual meeting are as follows:

  the election of each of the five nominees named in this proxy statement as directors to hold office until our 2013 annual meeting of stockholders or until his successor is duly elected and qualified; and

  to ratify the appointment of PKF Hong Kong as our independent registered public accounting firm for the year ending December 31, 2012.

     We will also transact any other business that properly comes before the annual meeting.

How does the board of directors recommend that I vote?

     Our board of directors recommends that you vote your shares:

  “FOR” each of the five nominees named in this proxy statement as directors; and

  “FOR” the ratification of the appointment of PKF Hong Kong as our independent registered public accounting firm for the year ending December 31, 2012.

What shares can I vote?

     Each share of our common stock issued and outstanding as of the close of business on April 23, 2012, the record date for the 2012 annual meeting of stockholders, is entitled to vote on all items being considered at the 2012 annual meeting. You may vote all shares owned by you as of the record date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee. On the record date, we had 36,823,626 shares of common stock issued and outstanding.

How many votes am I entitled to per share?

     For all matters described in this proxy statement for which your vote is being solicited, each holder of shares of common stock is entitled to one vote for each share of common stock held by such holder as of the record date.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

     Many stockholders hold their shares as a beneficial owner through a broker, bank, trustee or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

     If your shares are registered directly in your name with our transfer agent, Securities Transfer Corporation, you are considered the stockholder of record with respect to those shares, and these proxy materials were sent directly to you by AGAC’s mailing agent. As the stockholder of record, you have the right to grant your voting proxy directly to our designated proxies or to vote in person at the annual meeting. We have enclosed a proxy card for you to use with the printed proxy materials delivered to you.

Beneficial Owner

     If your shares are held through a broker, bank, trustee or other nominee, you are considered the beneficial owner of shares held in street name, and the notice of annual meeting, proxy statement and 2011 annual report were forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, trustee or other nominee how to vote your shares, and you are also invited to attend the annual meeting.

     Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the annual meeting unless you obtain a “legal proxy” from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares at the meeting. If you are a beneficial owner and do not wish to vote in person or you will not be attending the annual meeting, you may vote by following the instructions provided by your broker, bank, trustee or other nominee.

How can I contact AGAC’s transfer agent?

     Contact our transfer agent by writing Securities Transfer Corporation, 2951 Dallas Parkway Suite 102, Frisco, Texas 75034, or by calling (469) 633-0101.

How can I attend the annual meeting?

     You are entitled to attend the annual meeting only if you were an AGAC stockholder as of the record date or you hold a valid proxy for the annual meeting. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you should provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to April 23, 2012, together with a copy of the voting instruction card provided by your broker, bank, trustee or nominee, or other similar evidence of ownership.

     If you do not comply with the procedures outlined above, you may not be admitted to the annual meeting.

     Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card or, if you vote by telephone or Internet, by indicating your plans when prompted.

Will the annual meeting be webcast?

     We do not expect to webcast the annual meeting.

How can I vote my shares in person at the annual meeting?

     Shares held in your name as the stockholder of record may be voted by you in person at the annual meeting. Shares held beneficially in street name may be voted by you in person at the annual meeting only if you obtain a legal proxy from the broker, bank, trustee or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

How can I vote my shares without attending the annual meeting?

     By mail

     Complete, sign and date the enclosed proxy card or voting instruction card and return it in the return envelope provided (which is postage prepaid if mailed in the United States). If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by your proxy card as recommended by our board of directors.

     If you are a stockholder of record and the prepaid envelope is missing, please mail your completed proxy card to Asia Green Agriculture Corporation, Shuinan Industry Area, Songxi County, Fujian Province 353500, China.

     If you are a beneficial owner of shares, you should have received a proxy card and voting instructions with these proxy materials from your broker, bank, trustee or other nominee. Simply complete and mail the proxy card provided to the address provided by your broker, bank, trustee or other nominee.

     You may attend the annual meeting in person even if you have already voted by proxy.

Can I change my vote or revoke my proxy?

     You may change your vote at any time prior to the taking of the vote at the annual meeting. If you are the stockholder of record, you may change your vote by (i) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (ii) providing a written notice of revocation to our corporate secretary at Asia Green Agriculture Corporation, Shuinan Industry Area, Songxi County, Fujian Province 353500, China, Attn: Corporate Secretary, prior to your shares being voted, or (iii) attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee or nominee following the instructions they provided or, if you have obtained a legal proxy from your broker, bank, trustee or nominee giving you the right to vote your shares, by attending the annual meeting and voting in person.

Is there a list of stockholders entitled to vote at the annual meeting?

     The names of stockholders of record entitled to vote at the annual meeting will be available at the annual meeting and from our corporate secretary for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m., at our corporate headquarters at Shuinan Industry Area, Songxi County, Fujian Province 353500, China.

Is my vote confidential?

     Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within AGAC or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

How many shares must be present or represented to conduct business at the annual meeting?

     Holders of a majority of the issued and outstanding shares of common stock as of the record date must be present in person or represented by proxy, also referred to as a quorum, to hold and transact business at the annual meeting. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a broker, bank, trustee or other nominee holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner. If there is no quorum, holders of a majority of the issued and outstanding shares of common stock present at the annual meeting may adjourn the meeting to another date.

What is the voting requirement to approve each of the proposals?

Discretionary Voting
Proposal	Vote Required	Allowed?

Election of directors	Plurality of the shares	No

Ratification of Appointment of PKF Hong Kong for the year ending December 31, 2012	Majority of the shares present, represented, and entitled to vote at the meeting	Yes

     If you are a beneficial owner, your broker, bank, trustee or other nominee is permitted to vote your shares on the ratification of the appointment of PKF Hong Kong as our independent registered public accounting firm for the year ending December 31, 2012, even if the record holder does not receive voting instructions from you. However, due to recent rule changes, your broker, bank, trustee or other nominee does not have discretionary authority to vote on the election of five nominees as directors without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on this matter. This represents a change from prior years when a broker, bank, trustee or other nominee had discretionary voting authority in the election of directors. Accordingly, if you are a beneficial owner, it is particularly important that you provide your instructions for voting your shares on the election of five nominees as directors to your broker, bank, trustee or other nominee.

Election of Directors

     Since there are five nominees for directors, the nominees will be elected as directors if each of the five nominees receives at least one “FOR” vote. You may vote “FOR” or “WITHHOLD” for each director nominee. A properly executed proxy marked “WITHHOLD” with respect to the election of the directors will not be voted with respect to the directors although it will be counted for purposes of determining whether there is a quorum. Abstentions and broker non-votes will not affect the outcome of the election of the directors.

Ratification of Appointment PKF Hong Kong

     The affirmative “FOR” vote of a majority of the shares present, represented, and entitled to vote on the proposal is required to ratify the appointment of PKF Hong Kong as our independent registered public accounting firm for the year ending December 31, 2012. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions are deemed to be votes cast and have the same effect as a vote against the proposal. Broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.

What happens if additional matters are presented at the annual meeting?

     Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, Zhan Youdai and Tsang Yin Chiu Stanley, or any of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason the director nominees are unavailable as candidates for directors, the persons named as proxy holders will vote your proxy for such other candidate as may be nominated by our board of directors.

Who will bear the cost of soliciting votes for the annual meeting?

     We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We may also reimburse brokerage firms, bank, trustee and other nominees for the cost of forwarding proxy materials to beneficial owners.

Where can I find the voting results of the annual meeting?

     We will announce preliminary voting results at the annual meeting. We will also disclose voting results on a Current Report on Form 8-K filed with the Securities and Exchange Commission, also referred to as the SEC, within four business days after the annual meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the annual meeting, we will file a Current Report on Form 8-K to publish preliminary results and, within four business days after final results are known, file an additional Current Report on Form 8-K to publish the final results.

What is “householding” and how does it affect me?

     We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our notice of annual meeting, proxy statement and 2011 annual report, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. Stockholders who wish to participate in householding will continue to receive separate proxy cards. This procedure will reduce our printing costs and postage fees.

     If you are eligible for householding but you and other stockholders of record with whom you share an address currently receive multiple copies of the notice of annual meeting, proxy statement, 2011 annual report and accompanying documents, or if you hold stock in more than one account, and, in either case, you wish to receive only a single copy of each of these documents for your household, please contact our mailing agent, Securities Transfer Corporation, either by calling at +1 (469) 633-0101 or by writing to Securities Transfer Corporation, 2951 Dallas Parkway Suite 102, Frisco, Texas 75034, USA.

     If you participate in householding and wish to receive a separate copy of this notice of annual meeting, proxy statement, 2011 annual report and the accompanying documents, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Securities Transfer Corporation, as indicated above.

     Beneficial owners can request information about householding from their broker, banks, trustee or other nominee.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

     Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our corporate secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our next annual meeting of stockholders, our corporate secretary must receive the written proposal at our principal executive offices not later than December 28, 2012; provided, however, that in the event that we hold our 2013 annual meeting of stockholders more than 30 days before or 30 days after the one-year anniversary date of the 2012 annual meeting, we will disclose the new deadline by which stockholders proposals must be received under Item 5 of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, also referred to as the Exchange Act. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Asia Green Agriculture Corporation
Attn: Corporate Secretary
Shuinan Industry Area, Songxi County,
Fujian Province 353500, China
Fax: (+86) 0599-2335582

Nomination of Director Candidates

     The Company’s nominations process requires that at an appropriate time prior to each annual meeting of shareholders at which directors are to be elected or reelected, a majority of the independent board members of the Board shall recommend to the Board for nomination by the Board such candidates as said majority of the independent directors, in the exercise of their judgment, have found to be well-qualified and willing and available to serve. The Board shall evaluate the performance of its Board members on an annual basis in connection with the nomination process. Where a reappointment is being considered, among other factors, the attendance record, qualification and service term should be considered. The Board may solicit recommendations for nominees from persons that the Board believes are likely to be familiar with qualified candidates, including, without limitation, members of the Board and management of the Company. The Board may also determine to engage a professional search firm to assist in identifying qualified candidates if the need arises. The Board has not adopted specific minimum qualifications for a position on the Company’s Board or any specific skills or qualities that the Board believes are necessary for one or more of its members to possess. However, the Board will consider various factors, including, without limitation, the candidate’s qualifications, the extent to which the membership of the candidate on the Board will promote diversity among the directors, and such other factors as the Board may deem to be relevant at the time and under the then-existing facts and circumstances.

Availability of Bylaws

     A copy of our bylaws may be obtained by accessing AGAC’s filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the bylaws.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

AGAC Policies on Business Conduct

     We are committed to the highest standards of integrity and ethics in the way we conduct our business. We have adopted a Code of Conduct and Ethics that applies to our board of directors, officers and employees, including our chief executive officer as well as the individuals performing the functions of our chief financial officer, corporate secretary and controller. As adopted, our Code of Conduct and Ethics sets forth written standards that are designed to deter wrongdoing and to promote:

  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

  full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the Securities and Exchange Commission and in other public communications made by us;

  the prompt internal reporting of violations of the Code of Conduct and Ethics to an appropriate person or persons identified in the Code of Conduct and Ethics; and

  accountability for adherence to the Code of Conduct and Ethics.

     Our Code of Conduct and Ethics requires, among other things, that all of our personnel be afforded full access to our chief executive officer or chief financial officer, as appropriate, with respect to any matter which may arise relating to a violation of the Code of Conduct and Ethics.

     In addition, our Code of Conduct and Ethics emphasizes that all employees, and particularly managers and/or supervisors, have a responsibility for maintaining financial integrity within our company, consistent with generally accepted accounting principles, and federal, provincial and state securities laws. Any employee who becomes aware of any incidents involving financial or accounting manipulation or other irregularities, whether by witnessing the incident or being told of it, must report it to his or her immediate supervisor or to chief executive officer or chief financial officer. The reporting person’s identity will be kept anonymous to the extent legally permitted and practical. It is against our company policy to retaliate against any individual who reports in good faith the violation or potential violation of our Code of Business Conduct and Ethics by another.

     Our Code of Conduct and Ethics is available, free of charge, to any stockholder upon written request to our Corporate Secretary at Asia Green Agriculture Corp. Shuinan Industrial Area, Songxi County, Fujian Province 353500, China.

Composition of the Board

     Our board of directors is currently comprised of five members. At each annual meeting of stockholders, the directors are elected to serve until the earlier of the Company’s next annual meeting of stockholders or the appointment of the director’s successor or replacement, if applicable.

2011 Board Meetings

     During 2011, our board of directors held two meetings. Each of our directors attended or participated in 75% or more of the meetings of the board of directors and 75% or more of the meetings held by all committees of the board of directors on which he served during the past fiscal year.

Board Leadership Structure

Chairman of the Board

     Our organizational documents authorize a board of not less than one member. Mr. Zhan, who serves as chairman of our board also serves as our Chief Executive Officer. We have established a full board of directors, including a majority of independent directors. Our board of directors does not have a lead independent director. Our board of directors has determined that its leadership structure was appropriate and effective for the Company given its stage of operations.

Director Independence

     We maintain a board comprised of a majority of “independent” directors. Our board of directors has determined that a majority of our directors during 2011 were “independent directors” as defined under applicable SEC rules, including Messrs. Cheng Sing Wai, Lum Pak Sum and Mak Ka Wing Patrick, each of whom was appointed to our board of directors effective on September 1, 2011. Each member of our audit and compensation committees is “independent” as determined under applicable SEC rules.

Board Committees

     Our board of directors has two standing committees: an audit committee and a compensation committee.

     Audit Committee. Our audit committee currently consists of directors Messrs. Cheng Sing Wai, Lum Pak Sum and Mak Ka Wing Patrick. Mr. Cheng Sing Wai is the chairman of the audit committee. Our board of directors has determined that each of Cheng Sing Wai, Lum Pak Sum and Mak Ka Wing Patrick is independent and financially literate under the current rules and regulations of the SEC and that Mr. Cheng Sing Wai qualifies as an “audit committee financial expert” within the meaning of the rules and regulations of the SEC.

     Our audit committee oversees our corporate accounting and financial reporting process, and assists our board of directors in monitoring our financial systems and our legal and regulatory compliance. Our audit committee is authorized to, among other things:

  oversee the work of our independent registered public accounting firm;

  approve the hiring, discharge and compensation of our independent registered public accounting firm;

  approve engagements of our independent registered public accounting firm to render any audit or permissible non-audit services;

  evaluate the qualifications, independence, and performance of our independent registered public accounting firm;

  discuss and, as appropriate, review with management and our independent registered public accounting firm our annual and quarterly financial statements and our major critical accounting policies and practices;

  review management’s assessment of our internal controls; and

  review the adequacy and effectiveness of our internal control policies and procedures.

     Our audit committee operates under a written charter approved by our board of directors. The charter is available on the SEC website at http://www.sec.gov/Archives/edgar/data/1440476/000120445911002474/exhibit99-1.htm. Our audit committee held one meeting during 2011.

     Compensation Committee. Our compensation committee is currently comprised of Messrs. Cheng Sing Wai, Lum Pak Sum and Mak Ka Wing Patrick, each of whom qualifies as an independent director under the applicable rules and regulations of the SEC and NASDAQ. Mr. Lum Pak Sum is the chairman of our compensation committee.

     Our compensation committee oversees our corporate compensation programs and is authorized to, among other things:

  review the compensation and benefits of our chief executive officer and other executive officers;

  review our corporate goals and objectives relevant to compensation of our chief executive officer;

  assist our board in providing oversight of the company’s overall compensation plans and benefits program; and

  administer our equity incentive plans.

     Please see the section entitled “Compensation of Non-Employee Directors” and “Executive Compensation” for a description of our processes and procedures for the consideration and determination of executive and director compensation.

     Our compensation committee operates under a written charter approved by the board of directors, which is available on the SEC website at http://www.sec.gov/Archives/edgar/data/1440476/000120445911002474/exhibit99-2.htm. Our compensation committee was formed in September 2011 and did not hold any meetings during 2011.

Compensation Committee Interlocks and Insider Participation

     None of the members of our compensation committee during our last fiscal year (which includes Cheng Sing Wai, Lum Pak Sum and Mak Ka Wing Patrick), is, or was, an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Evaluating Director Nominees

     We do not have a standing nominating committee. The Board values the input of each of its members and believes that input is important in determining the Board nominees. As a result, the entire Board participates in the consideration of Board nominees and nominates the candidates for election named in this Proxy Statement. We may in the future establish a separate nominating committee.

     Our nominations process requires that at an appropriate time prior to each annual meeting of shareholders at which directors are to be elected or reelected, a majority of the independent board members of the Board shall recommend to the Board for nomination by the Board such candidates as said majority of the independent directors, in the exercise of their judgment, have found to be well-qualified and willing and available to serve. The Board shall evaluate the performance of its Board members on an annual basis in connection with the nomination process. Where a reappointment is being considered, among other factors, the attendance record, qualification and service term should be considered. The Board may solicit recommendations for nominees from persons that the Board believes are likely to be familiar with qualified candidates, including, without limitation, members of the Board and management of the Company. The Board may also determine to engage a professional search firm to assist in identifying qualified candidates if the need arises. The Board has not adopted specific minimum qualifications for a position on the Company’s Board or any specific skills or qualities that the Board believes are necessary for one or more of its members to possess. However, the Board will consider various factors, including, without limitation, the candidate’s qualifications, the extent to which the membership of the candidate on the Board will promote diversity among the directors, and such other factors as the Board may deem to be relevant at the time and under the then-existing facts and circumstances.

Director Attendance at Annual Meetings

     Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage, but do not require, directors to attend. We did not hold a meeting of stockholders in 2011. We have scheduled our 2012 annual stockholder meeting on the same day as a regularly scheduled board meeting in order to facilitate attendance by our board members.

Communications with the Board of Directors

     Stockholders who wish to communicate with our board are welcome to do so in writing, at the following address: Asia Green Agriculture Corporation, Shuinan Industry Area, Songxi County, Fujian Province 353500, China, Attn: Corporate Secretary. Communications are distributed to our board, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Compensation Policy

     Non-employee directors, including directors serving on the audit committee and the compensation committee, receive an annual retainer for service on our board of directors and committees of the board of HK$150,000, or approximately US$19,317 based on exchange rates as of April 10, 2012, in addition to reimbursement of reasonable expenses. We do not currently pay a separate retainer for committee service or service as chair of a committee.

2011 Director Compensation

     The following table sets forth information concerning compensation paid or accrued for services rendered to us by non-employee members of our board of directors for the year ended December 31, 2011. Each of our non-employee directors began their service on September 1, 2011.

Fees Earned or
Paid in Cash
(US$)

Cheng Sing Wai (1)	6,451
Lum Pak Sum (2)	6,451
Mak Ka Wing Patrick (3)	6,451

(1)Chairperson of audit committee and member of compensation committee.
(2)Chairperson of compensation committee and member of audit committee.
(3)Member of audit committee and compensation committee.

PROPOSAL NUMBER 1
ELECTION OF DIRECTORS

Board Structure

     Our board of directors is currently composed of five directors. Based on the Company’s nominations process, a majority of the independent board members of the Board shall recommend to the Board for nomination by the Board such candidates as said majority of the independent directors, in the exercise of their judgment, have found to be well-qualified and willing and available to serve. A majority of our independent directors of the Board has recommended and the Board has nominated the persons listed below for election to the Board at the 2012 annual meeting. At each annual meeting of stockholders, every director will be elected until the earlier of the Company’s next annual meeting of stockholders or the appointment of the director’s successor or replacement, if applicable.

Nominees for Director

     At the 2012 annual meeting, five directors will be elected to the board of directors by the holders of common stock. Our board of directors nominated all of its current directors, Zhang He, Zhan Youdai, Cheng Sing Wai, Lum Pak Sum, and Mak Ka Wing Patrick, as nominees for reelection as directors at the 2012 annual meeting.

     All of the directors have agreed to serve, if elected, and management has no reason to believe that they will be unavailable to serve. In the event the nominee is unable or declines to serve as a director at the time of the 2012 annual meeting, proxies will be voted for any nominee who may be designated by the present board of directors to fill the vacancy.

Biographical Information Concerning the Director Nominees

     Zhan Youdai, 42, has been a member of our board of directors since August 2010. He has served as the Chairman of the Board of our operating subsidiary Fujian Yada Group Co., Ltd (“Fujian Yada”) since 2001, and has been responsible for overseeing all aspects of its operations. Mr. Zhan, the founder of Fujian Yada, has a comprehensive and detailed understanding of the business and day-to-day operation of Fujian Yada and its subsidiaries. Mr. Zhan was appointed to the Board because of his position as Chairman of Fujian Yada and his extensive experience in and knowledge of the green food industry, especially fresh and processed agricultural products industries, during the past 10 years. He has served as the vice-president of the National Bamboo Association in China since 2006. Mr. Zhan attended China International Economic College in Beijing from 2000 to 2004 where he studied industrial and commercial enterprise management.

     Zhang He, 55, has been a member of our board of directors since August 2010. He has served as the Vice General Manager of Fujian Yada since 2002. In his position as the Vice General Manager of Fujian Yada, Mr. Zhang is responsible for planning, monitoring and operation of the production facilities of processed food products as well as communication with customers regarding purchase orders and terms. Mr. Zhang has received a Bachelors degree in Agriculture from Sichuan University of Agriculture. Mr. Zhang has extensive experience with and knowledge of the technologies used in the production of boiled bamboo shoots and boiled vegetables. Mr. Zhang has been appointed to the Board because he is a key problem solver with respect to technical problems in the food production area, and has significant operational experience. He has also led new product development at Fujian Yada.

     Mr. Cheng Sing Wai, age 46, has served on our board of directors as chairperson of the audit committee and a member of the compensation committee since September 2011. Mr. Cheng is being nominated to the Board because he has nearly 20 years of accounting and financial experience. He has been the Managing Director for BNS Concord CPA Limited in Hong Kong from 2005 to present. BNS Concord CPA Limited is not affiliated with the Company. From 2004 to 2008, Mr. Cheng was appointed as the Company Secretary and Qualified Accountant for two listed companies in Hong Kong. From 1997 to 2005, Mr. Cheng served as the Audit Manager of an audit firm in Hong Kong. In 1993, Mr. Cheng joined the Hawaii State government as Internal and System Control Assistant. From 1995 to 1996, Mr. Cheng served as an Accountant with a local CPA firm in Honolulu, Hawaii. Mr. Cheng holds an accounting degree from Chu Hai College, Hong Kong and an MBA degree from Hawaii Pacific University, Honolulu. Mr. Cheng is a licensed CPA in the State of Washington, and he is a member of American Institute of CPAs. Also, Mr. Cheng has the CPA Practising Certificate in Hong Kong, and he is a member of Hong Kong Institute of CPAs and Society of Chinese Auditors and Accountants.

     Mr. Lum Pak Sum, age 51, has served on our board of directors as chairperson of the compensation committee and a member of the audit committee since September 2011. He holds a master degree in business administration from the University of Warwick, UK and a LLB (Honor) degree from the University of Wolverhampton, UK. He is currently a fellow member of the Hong Kong Institute of Certified Public Accountants and the Association of Chartered Certified Accountants, UK. Mr. Lum is being nominated to the Board because he has over 20 years' experience in the financial field, the money markets and capital markets, as well as extensive accounting experience as a controller of listed companies in various industries. Mr. Lum served as an independent non-executive director of Grand Field Group Holdings Limited (HKG: 115) from July 2004 to May 2008, China Star Film Group Limited (HKG: 8172) from September 2005 to December 2008 and Heng Xin China Holdings Limited (HKG: 8046) from June 2007 to November 2008. Currently, he also serves as an independent non-executive director of Waytung Global Group Limited (HKG: 21), Bestway International Holdings Limited (HKG: 0718), Asia Resources Holdings Limited (HKG: 899), Karce International Holdings Company Limited (HKG: 1159) and Radford Capital Investment Limited (HKG: 901), none of which are affiliated with the Company.

     Mr. Mak Ka Wing Patrick, age 47, has served on our board of directors and as a member of both the compensation and audit committee since September 2011. He is a registered solicitor of the High Court of Hong Kong and a managing partner of Patrick Mak & Tse, Solicitors. Mr. Mak is being nominated to the Board because he has over 10 years' legal experience as a practicing solicitor. He was awarded the Common Professional Examination Certificate in Laws by the University of Hong Kong in 1995 and was awarded his Postgraduate Certificate in Laws (P.C.LL) by the University of Hong Kong in 1998. Mr. Mak worked in Dublin, Ireland with Messrs. Donald T. McAuliffe & Co., Solicitors of Ireland from 1990 to 1991 and worked in London, England with Messrs. Sparrow & Trieu, Solicitors from 1991 to 1992. Mr. Mak currently also serves as an independent non-executive director of Karce International Holdings Company Limited (HKG 1159) and U-Right International Holdings Limited (Provisional Liquidators Appointed) (HKG: 0627), none of which are affiliated with the Company. The ages of our directors as indicated in this proxy statement are determined as of April 10, 2012.

Required Vote

     The directors elected to the board of directors will be elected by a plurality of the votes present in person or represented by proxy and entitled to vote on the election of directors. In other words, each of the directors will be reelected if they each receive at least one “FOR” vote. Shares represented by executed proxies will be voted, if authority to do so is not expressly withheld (as indicated on the proxy card), for the election of each of the nominees as a director.

Recommendation

     Our board of directors recommends a vote “FOR” the election to the board of directors each of Zhan Youdai, Zhang He, Cheng Sing Wai, Lum Pak Sum, and Mak Ka Wing Patrick.

PROPOSAL NUMBER 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

     Our audit committee has appointed PKF Hong Kong as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2012. During 2011, PKF Hong Kong served as our independent registered public accounting firm.

     Notwithstanding its appointment and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of the Company and its stockholders. Our audit committee is submitting the appointment of PKF Hong Kong to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If the appointment is not ratified by our stockholders, our audit committee may reconsider whether it should appoint another independent registered public accounting firm.

Required Vote

     Ratification of the appointment of PKF Hong Kong as our independent registered public accounting firm for the year ending December 31, 2012 requires the affirmative “FOR” vote of a majority of the shares present, represented, and entitled to vote on the proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions are deemed to be votes cast and have the same effect as a vote against the proposal. Broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.

Recommendation

     Our board of directors recommends a vote “FOR” the ratification of the appointment of PKF Hong Kong as our independent registered public accounting firm for the year ending December 31, 2012.

Principal Accounting Fees and Services

     The following table sets forth the aggregate fees for audit services provided by PKF Hong Kong for the years ended December 31, 2011 and December 31, 2010:

	2011	2010
Audit fees (1)	$280,564	$173,090
Tax fees (2)	—	—
All other fees (3)	7,656	5,178

Total fees	$288,220	$178,268

(1)

Audit Fees consist of fees billed for professional services rendered for the audits of our annual financial statements for the year indicated and for the review of the financial statements included in our quarterly reports for that year.

(2)

Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance, acquisitions and tax planning.

(3)	All Other Fees consist of fees for products and services other than the services reported above.

Policy on Audit Committee Pre-Approval of Services Performed by Independent Registered Public Accounting Firm

     Consistent with the requirements of the SEC and the Public Company Accounting Oversight Board, or PCAOB, regarding auditor independence, our audit committee has responsibility for appointing, setting compensation, and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, our audit committee has established a policy for the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The audit committee generally pre-approves particular services or categories of services on a case-by-case basis. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with these pre-approvals, and the fees for the services performed to date.

Report of the Audit Committee

     The audit committee assists the board in fulfilling its oversight responsibility over the Company’s financial reporting process. It is not the duty of the audit committee to plan or conduct audits or to prepare the Company’s financial statements. Management has the primary responsibility for preparing the financial statements and assuring their accuracy, effectiveness, and completeness. Management is also responsible for the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for auditing the Company’s financial statements and internal control over financial reporting and expressing its opinion as to whether the statements present fairly, in accordance with accounting principles generally accepted in the United States, in all material respects, the Company’s consolidated financial condition, results of operations, and cash flows. However, the audit committee reviews and discusses the financial statements with management and the independent registered public accounting firm prior to the presentation of financial statements to our stockholders and, as appropriate, initiates inquiries into various aspects of the Company’s financial affairs.

     Unless the audit committee has reason to question its reliance on management or the independent registered public accounting firm, the members of the audit committee necessarily rely on information provided to them by and on the representations made by management and the independent registered public accounting firm. Accordingly, the audit committee’s oversight does not provide an independent basis to determine that management has applied appropriate accounting and financial reporting principles. Furthermore, the audit committee’s authority and oversight responsibilities do not independently assure that the audits of the Company’s financial statements have been carried out in accordance with the standards of the PCAOB or that the financial statements are presented in accordance with accounting principles generally accepted in the United States.

     In this context, the audit committee has met and held discussions with management and the independent registered public accounting firm to review the Company’s audited 2011 consolidated financial statements (including the quality of the Company’s accounting principles). Management represented to the audit committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the audit committee consulted with management and the independent registered public accounting firm prior to approving the presentation of the audited 2011 consolidated financial statements to stockholders. The audit committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the PCAOB in Rule 3200T.

     The audit committee has discussed with the independent accountant the independent accountant’s independence from the Company and its management. As part of that review, the audit committee received the written disclosures and letter required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence. Based on the reviews and discussions referred to above, the audit committee recommended to the board, and the board approved, the Company’s audited consolidated financial statements for the year ended December 31, 2011 for filing with the SEC as part of the Company’s Annual Report on Form 10-K. The audit committee has appointed PKF Hong Kong as the company’s independent registered public accounting firm for the year ending December 31, 2012.

The Audit Committee

Cheng Sing Wai (Chair)
Lum Pak Sum
Mak Ka Wing Patrick

     The Report of the Audit Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates the Report of the Audit Committee by reference therein.

EXECUTIVE OFFICERS

     The names of our executive officers, their ages, their positions with the Company and other biographical information as of April 23, 2012 are set forth below. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Zhan Youdai	42	Chairman, Chief Executive Officer and Director
Tsang Yin Chiu Stanley	37	Chief Financial Officer
Zhang He	55	Vice General Manager of Fujian Yada

     Zhan Youdai has served as the Chairman of the Board of our operating subsidiary Fujian Yada Group Co., Ltd (“Fujian Yada”) since 2001, and has been responsible for overseeing all aspects of its operations. Mr. Zhan, the founder of Fujian Yada, has a comprehensive and detailed understanding of the business and day-to-day operation of Fujian Yada and its subsidiaries. Mr. Zhan has been appointed to the Board because of his position as Chairman of Fujian Yada and his extensive experience in and knowledge of the green food industry, especially fresh and processed agricultural products industries, during the past 10 years. He has served as the vice president of the National Bamboo Association in China since 2006. Mr. Zhan attended China International Economic College in Beijing from 2000 to 2004 where he studied industrial and commercial enterprise management.

     Tsang Yin Chiu Stanley has served as our Chief Financial Officer since March 2010. During 2009 Mr. Tsang served as the general manager of a private company engaged in the business of power development. From 2007 until 2009 he served as the financial controller of Golife Concepts Holdings Limited, a company listed on the Growth Enterprise Market in Hong Kong. From 2003 until 2007 he served as a finance manager of a company listed in Hong Kong. Mr. Tsang has received a Bachelors degree in Business Administration with honors from the Chinese University of Hong Kong. Mr. Tsang is a fellow member of the Association of Chartered Certified Accountants, an associate member of Hong Kong Institute of Certified Public Accountants and a Chartered Financial Analyst.

     Zhang He has served as the Vice General Manager of Fujian Yada since 2002. In his position as the Vice General Manager of Fujian Yada, Mr. Zhang is responsible for planning, monitoring and operation of the production facilities of processed food products as well as communication with customers regarding purchase orders and terms. Mr. Zhang has received a Bachelors degree in Agriculture from Sichuan University of Agriculture. Mr. Zhang has extensive experience with and knowledge of the technologies used in the production of boiled bamboo shoots and boiled vegetables.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

     The following discussion and analysis of compensation arrangements of our named executive officers should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. The actual amount and form of compensation and the compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.

Overview

     The compensation committee of our board of directors is responsible for establishing, implementing and monitoring adherence with our compensation philosophy. The committee seeks to ensure that the total compensation paid to our executive officers is fair and reasonable. Currently, we have three executive officers, all of which are our named executive officers. Details of 2011 compensation for our named executive officers can be found in the section entitled “Executive Compensation—Summary Compensation Table.”

     This section describes our compensation program for our executive officers and how it applies to our named executive officers specifically. The discussion focuses on our executive compensation policies and decisions, and the most important factors relevant to an analysis of these policies and decisions. We address why we believe our compensation program is appropriate for us and our stockholders and explain how executive compensation is determined.

Objectives and Principles of Our Executive Compensation Program

     The primary goal of our executive compensation program is to ensure that we attract, hire and retain talented and experienced executive officers who are motivated to achieve or exceed our corporate goals. We seek to have an executive compensation program that incentivizes our executive officers to achieve our short-term and long-term goals, and fairly rewards our executive officers for corporate and individual performance. We determine the form and amount of compensation payable to our executive officers using guidelines that helps us attract, motivate, and retain talented executive officers who will enhance the performance of the Company and stay ahead of the competitors. Our compensation committee has focused significantly on the affordability of our compensation arrangements. The determination of our compensation committee as to the appropriate use and weight of each component of executive compensation is subjective, based on its views of the relative importance of each component in meeting our overall objectives and factors relevant to the executive officer. Except as described herein, the compensation committee has not adopted any formal or informal policies or guidelines for allocating compensation between cash and non-cash compensation, among different forms of non-cash compensation or with respect to long-term and short-term performance.

Role of the Compensation Committee and Executive Officers in Setting Executive Compensation

     The compensation committee has principal responsibility for reviewing our executive compensation structure, evaluating performance by our executive officers relative to our corporate objectives and approving executive compensation. Members of the compensation committee are appointed by our board of directors. Since its inception in September 2011, our compensation committee has been comprised of Lum Pak Sum (Chairman), Cheng Sing Wai, and Mak Ka Wing Patrick. Our compensation committee did not hold any meetings during 2011. Our board of directors determined that each current member of our compensation committee is an outside director for purposes of Section 162(m) of the Internal Revenue Code. Additionally, our board of directors determined that each member of the compensation committee are “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act. To comply with Rule 16b-3 of the Exchange Act, equity incentives for executive officers are approved solely by “non-employee directors” pursuant to the rule.

     In determining each executive officer’s compensation, our compensation committee reviews our corporate financial performance and financial condition and assesses the performance of the individual executive officers. Individual executive officer performance is evaluated by our chief executive officer, in the case of other executive officers, and by the compensation committee, in the case of our chief executive officer. Our chief executive officer does not participate in compensation committee or board deliberations regarding his own compensation, but does meet with the compensation committee to discuss executive compensation matters and to make recommendations to the compensation committee with respect to other executive officers. The compensation committee may modify individual compensation components for executive officers and is not bound to accept the chief executive officer’s recommendations. The compensation committee makes all final compensation decisions for our executive officers and approves any executive officer stock option awards.

     Although we generally make many compensation decisions in the first quarter of the calendar year, the compensation evaluation process is ongoing. Compensation discussions and decisions are designed to promote our fundamental business objectives and strategy. Evaluation of management performance and rewards are performed annually or more often as needed. The compensation committee has the discretion to (i) increase, reduce or eliminate the annual bonus award and/or (ii) increase an executive officer’s base salary in connection with a promotion or increased responsibilities during the year in the event that it determines that circumstances warrant. With regard any annual bonus, the compensation committee may, in its sole discretion, determine the amount of any reduction or increase on the basis of such factors as it deems relevant.

Elements of Executive Compensation

     The primary components of our executive compensation program are base salary, an annual bonus and stock option awards. In addition, we provide our executive officers with health and other benefits that are generally available to all employees.

Base Salary

     We pay an annual base salary to each of our executive officers in order to provide them with a fixed rate of cash compensation during the year. We seek to provide our executive officers with a base salary commensurate with their achievement and professional status.

     2011 Base Salary.

Named Executive Officer	2011 Base Salary	Percentage Increase from 2010 Base Salary
Zhan Youdai President and Chief Executive Officer	$ 186,433	434.1%
Tsang Yin Chiu Stanley Chief Financial Officer	$ 101,490	47.5%
Zhang He Vice General Manager of Fujian Yada	$ 7,233	46.5%

     2012 Base Salary. In March 2012, the compensation committee reviewed executive officer base salaries for 2012 based on current market conditions and industry standards. The committee determined that executive officer base salaries were reasonable and approved an adjustment to the base salary for Zhang He for 2012 such that his 2012 base salary was set at US$11,160 while the 2012 base salaries for other executive officers remained unchanged as compared with the 2011 base salaries.  The compensation committee did not rely on any formal executive compensation survey in connection with its assessment of executive officer compensation for 2012.

     Achievement of Corporate Goals in 2011. In March 2012, the compensation committee reviewed our performance in 2011 and determined that our revenue and profitability goals had been fully met.

     In addition, the compensation committee considered the management team’s contribution to the growth of the Company and important milestones achieved during 2011, including increased sales, financing objectives and compliance with new rules and regulations relating to public companies. Based upon the foregoing, the committee exercised its discretion to award certain of our executive officer a bonus in the amount set forth below for 2011 performance:

Named Executive Officer	Total Bonus (as a percent of 2011 base salary)	Bonus Amount
Zhan Youdai President and Chief Executive Officer	5.28%	$9,838

Tsang Yin Chiu Stanley Chief Financial Officer	0%	$0
Zhang He Vice General Manager of Fujian Yada	59.86%	$4,330

Our named executive officers’ total cash compensation for 2011 is set forth below:

Named Executive Officer	2011 Base Salary	Bonus Amount	Total Cash Compensation
Zhan Youdai President and Chief Executive Officer	$ 186,433	$ 9,838	$ 196,271
Tsang Yin Chiu Stanley Chief Financial Officer	$ 101,490	$ -	$ 101,490
Zhang He Vice General Manager of Fujian Yada	$ 7,233	$ 4,330	$ 11,563

Stock Option Awards

     We grant options to new executive officers upon the commencement of their employment and, on an annual basis, consider making additional grants to existing executive officers based on our overall corporate performance, individual performance and the executive officers’ existing option grants and equity holdings. We believe that stock option awards are an effective means of aligning the interests of executive officers and stockholders, rewarding executive officers for the company’s success over the long-term and providing executive officers an incentive to remain with us.

Other Benefits

     Executive officers are eligible to participate in all of our employee benefit plans, such as medical, in each case on the same basis as other employees, subject to applicable law. We also provide vacation and other paid holidays to all employees, including our executive officers, which we believe are comparable to those provided at peer companies.

Accounting and Tax Considerations

     Section 162(m) of the Internal Revenue Code of 1986, as amended, or Section 162(m), places a limit of $1,000,000 on the amount of compensation that we may deduct as a business expense in any year with respect to our chief executive officer and certain of our highly paid executive officers. We can, however, preserve the deductibility of certain performance-based compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. Under applicable tax guidance for newly-public companies, the deduction limitation generally will not apply to compensation paid pursuant to any plan or agreement that existed before the company became publicly held. In addition, compensation provided by newly-public companies through the first stockholder meeting to elect directors after the close of the third calendar year following the year in which the initial public offering occurs, or earlier upon the occurrence of certain events (e.g., a material modification of the plan or agreement under which the compensation is granted), will not be included for purposes of the Section 162(m) limit provided the arrangement was adequately described in the prospectus relating to our initial public offering. Accordingly, we believe that deductibility of all income recognized by executive officers pursuant to equity compensation granted by us through the expiration of the reliance period, will not be limited by Section 162(m). While the compensation committee cannot predict how the deductibility limit may impact our compensation program in future years, the compensation committee intends to maintain an approach to executive compensation that strongly links pay to performance. While the compensation committee has not adopted a formal policy regarding tax deductibility of compensation paid to our executive officers, the compensation committee intends to consider tax deductibility under Section 162(m) as a factor in compensation decisions.

     Section 409A of the Internal Revenue Code of 1986, as amended, or Section 409A, imposes additional taxes on certain non-qualified deferred compensation arrangements payable to US taxpayers that do not comply with its requirements. These requirements regulate an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A generally also provides that distributions of deferred compensation only can be made on or following the occurrence of certain events (i.e., the individual’s separation from service, a predetermined date, a change in control, or the individual’s death or disability). For certain executive officers, Section 409A requires that such individual’s distribution commence no earlier than six (6) months after such officer’s separation from service.

Compensation Committee Report

     The compensation committee oversees the Company’s compensation policies, plans, and benefit programs. The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

Lum Pak Sum (Chair)
Cheng Sing Wai
Mak Ka Wing Patrick

     The Report of the Compensation Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates the Report of the Compensation Committee by reference therein.

Summary Compensation Table

     The following table provides information regarding the compensation of Zhan Youdai, our chief executive officer, Tsang Yin Chiu Stanley, our chief financial officer, and Zhang He, an executive officer of a subsidiary during 2011, together referred to as our “named executive officers,” for 2011, 2010 and 2009, respectively.

     Salary - Named Executive Officers are paid a salary which reflects the dollar value of cash base salary earned by each executive during the relevant fiscal year. The increase in salary for Mr. Zhan and Mr. Zhang in 2010 compared to 2009 was decided by the Board of Directors of our subsidiary Fujian Yada Group Co., Ltd. due to the improvement in economic conditions and the state of our business. Mr. Tsang Yin Chiu Stanley commenced employment at the company in March 2010. He was paid approximately RMB40,000, or US$5,865, per month until September 22, 2010, after which he was paid approximately RMB50,000, or US$7,509, per month in 2010. In 2011, Mr. Tsang Yin Chiu Stanley was paid approximately US$8,458. The monthly salary of RMB 2,000, or $264, for Mr. Zhang is a benchmark amount specified in his open-ended employment contract. Mr. Zhang’s monthly salary fluctuated from approximately US$407 to US$603 from 2009 to 2011, depending on the performance of Fujian Yada Group Co., Ltd, and assessment of Mr. Zhang’s performance, as well as his length of service, and position. Because the Company’s revenue and profitability goals had been fully met for 2011, Mr. Zhan and Mr. Zhang were each awarded a bonus of US$9,838 and US$4,330, respectively.

     Stock Awards and Option Awards - The value of restricted stock unit awards and option awards included in the “Stock Awards” and “Option Awards” columns of the following table represents the grant date fair value of stock and option awards granted during the applicable fiscal year. In February 2011, pursuant to the Company’s 2010 Stock Incentive Plan, the Company granted to each of Mr. Zhan, Mr. Zhang, and Mr. Tsang options to purchase 368,245 shares of the Company’s common stock..

     Non-Equity Incentive Plan Compensation - The value of Non-Equity Incentive Plan Compensation is included in the “Non-Equity Incentive Plan Compensation Earnings”. We did not provide non-equity incentive plan compensation to our Named Executive Officers during fiscal 2011, 2010, or 2009.

     All Other Compensation - This column represents all other compensation for the relevant fiscal year not reported in the previous columns. We did not provide any other compensation to our Named Executive Officers during fiscal 2011, 2010, or 2009.

     The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officers received total annual compensation in excess of $100,000.

				Option	Non-Equity	All Other
Name and Principal		Salary	Bonus	Awards	Incentive Plan	Compensation	Total
Position	Year	($)	($)	($)	Compensation	($)	($)
Zhan Youdai (1) CEO	2011 2010 2009	186,433 32,419 4,512	9,838 2,485 1,408	682,106 -- --	-- -- --	-- -- --	878,377 34,904 5,920

Tsang Yin Chiu Stanley(2) CFO	2011 2010	101,490 68,794	--	449,236 --	--	--	550,726 68,794

Zhang He (3) Executive officer of subsidiary	2011 2010 2009	7,233 4,938 3,470	4,330 2,485 1,408	682,106 -- --	-- -- --	-- -- --	693,669 7,423 4,878

(1)	Mr. Zhan serves as chairman of the board and the general manager of Fujian Yada Group Co., Ltd.

(2)	Mr. Tsang has served as our Chief Financial Officer since August 20, 2010.

(3)	Mr. Zhang serves as the vice general manager of Fujian Yada Group Co., Ltd.

Grants of Plan-Based Awards

     During the year ended December 31, 2011, each Named Executive Officer received options to purchase 368,245 shares of the Company’s common stock pursuant to the Company’s 2010 Stock Incentive Plan, all of which are outstanding equity awards.

     The following table sets forth certain information with respect to grants of plan based awards to our named executives during the fiscal year ended December 31, 2011.

2011 Grants of Plan-Based Awards Table
Estimated Future Payouts Under Non-Equity Incentive Plan Awards

					All Other
					Stock Awards	All Other	Exercise
					:	Option Awards:	or Base		Grant Date
					Number of	Number of	Price of		Fair Value
					Shares of	Securities	Option		of Stock
	Grant	Threshold	Target	Maximum	Stocks or	Underlying	Awards		and Option
Name	Date(1)	($)	($)	($)	Units (#)	Options (#)	($/Sh)		Awards ($)

Zhan Youdai	2/14/2011	—	—	—	—	368,245	4.00		682,106

Tsang Yin Chiu Stanley	2/14/2011 2/14/2011	— —	— —	— —	— —	184,123 184,122	3.94 1.99	(2)	215,156 234,080

Zhang He	2/14/2011	—	—	—	—	368,245	4.00		682,106

(1)	Consists of stock option awards granted under the Company's 2010 Equity Incentive Plan
(2)	Options were granted on February 14, 2011 with an exercise price equal to 1.25 times the market price on March 19, 2012.

     The following table sets forth certain information with respect to outstanding equity awards held by each of our named executive officers at fiscal year end December 31, 2011.

Outstanding Equity Awards At 2011 Fiscal Year-End Table
Option Awards

Equity Incentive
Plan Awards:
	Number of	Number of	Number of
	Securities	Securities	Securities
	Underlying	Underlying	Underlying
	Unexercised	Unexercised	Unexercised	Option	Option
	Options (#)	Options (#)	Unearned	Exercise	Expiration
Name	Exercisable	Unexercisable	Options (#)	Price ($)	Date
Zhan Youdai	—	368,245	—	4.00	1/1/2021

Tsang Yin Chiu Stanley	184,123 —	— 184,122	—	3.94 1.99	1/1/2021 1/1/2021

Zhang He	—	368,245	—	4.00	1/1/2021

     The 368,245 options held by Mr. Zhan and Mr. Zhang vest as to one-third on the anniversary on the date of grant and the remaining 2/3 will become exercisable in equal amounts on the first day of each quarter from February 14, 2013 through February 14, 2017, subject to continued employment. The 184,122 options held by Mr. Tsang vested on March 18, 2012.

Option Exercises and Stock Vested

     During the year ended December 31, 2011, there were no option exercises, and no options vested for any of the Named Executive Officers, except that fifty percent of Mr. Tsang Yin Chiu Stanley’s options vested in March 2011.

Pension Benefits & Nonqualified Deferred Compensation

     We do not provide a pension plan for our employees and no named executive officers participated in a nonqualified deferred compensation plan during the fiscal year ended December 31, 2011.

Employment Agreements and Offer Letters

     Zhan Youdai. On November 12, 2010, we entered into an employment agreement with Zhan Youdai, designating him as the Company's chief executive officer. The employment agreement provides that Mr. Zhan will receive a monthly salary of $14,980 and is entitled to receive any bonus as determined by our Board of Directors based upon his and our performance. In addition, at the discretion of the Board of Directors, pursuant to the Company’s 2010 Stock Incentive Plan, in February 2011, Mr. Zhan was awarded options to purchase 368,245 shares of our common stock. Mr. Zhan's employment agreement is for an initial term of two years, terminating on November 12, 2012.

     Tsang Yin Chiu Stanley. On November 12, 2010, we entered into an employment agreement with Tsang Yin Chiu Stanley, designating him as our chief financial officer. The employment agreement provides that Mr. Tsang will receive a monthly salary of $7,490 and is entitled to receive any bonus as determined by our Board of Directors based upon his and our performance. In addition, the agreement provided that the Company would award Mr. Tsang options to acquire shares of our common stock equal to 1% of the shares issued by us on August 20, 2010. Mr. Tsang's employment agreement is for an initial term of two years, terminating on November 12, 2012.

     Zhang He. On July 1, 2002, our indirect subsidiary, Fujian Yada, entered into an employment agreement with Zhang He, designating him as the manager in charge of manufacturing. The employment agreement provides that Mr. Zhang will receive a monthly salary of $230.

Risk Considerations in our Compensation Programs

     Our compensation committee has discussed the concept of risk as it relates to our compensation program and does not believe our compensation program encourages excessive or inappropriate risk taking. We structure our pay to consist of primarily fixed compensation with cash and non cash incentive programs. The base salary portion of compensation is designed to provide a steady income regardless of our stock price performance, so that executives do not feel pressured to focus exclusively on stock price performance to the detriment of other important business metrics. Our equity incentive grants have traditionally been structured to provide longer term incentive.

Equity awards are reviewed and granted on an annual basis. The annual grant allows our compensation committee to scale the size of the awards based on the company’s performance. Our compensation committee feels that this compensation package strikes a balance between providing secure compensation and appropriate short term and long term incentives, such that our executives are not encouraged to take unnecessary or excessive risks.

RELATED PERSON TRANSACTIONS AND SECTION 16(A) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Related Person Transactions

     The following includes a summary of transactions since the beginning of our last fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last three completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under "Executive Compensation").

     We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm's-length transactions.

  Mr. Zhan Youdai and Ms. Zhou Liufeng entered into a Natural Person Guarantee Contract on February 16, 2011 with Songxi Sub-branch of Construction Bank of China Co., Ltd, to assume the several and joint guarantee liability for the loan under a RMB Fund Loan Contract between Fujian Yada Group Co., Ltd. and indirectly owned subsidiary of the Company, and Songxi Sub-branch of Construction Bank of China Co., Ltd. valued at RMB2,900,000, or $441,380.

  Mr. Zhan Youdai and Ms. Zhou Liufeng entered into a Natural Person Guarantee Contract on February 16, 2011 with Songxi Sub-branch of Construction Bank of China Co., Ltd., filed as Exhibit 10.10, to assume the several and joint guarantee liability for the loan under a RMB Fund Loan Contract between Fujian Yada Group Co., Ltd, and indirectly owned subsidiary of the Company, and Songxi Sub-branch of Construction Bank of China Co., Ltd. valued at RMB3,100,000, or $471,820.

  Mr. Zhan Youdai and Ms. Zhou Liufeng entered into a Natural Person Guarantee Contract on March 2, 2011 with Songxi Sub-branch of Construction Bank of China Co., Ltd to assume the several and joint guarantee liability for the loan under a RMB Fund Loan Contract between Fujian Yada Group Co., Ltd, and indirectly owned subsidiary of the Company, and Songxi Sub-branch of Construction Bank of China Co., Ltd. valued at RMB5,000,000, or $761,000.

  Mr. Zhan Youdai and Ms. Zhou Liufeng entered into a Natural Person Guarantee Contract on August 4, 2011 with Songxi Sub-branch of Construction Bank of China Co., Ltd. to assume the several and joint guarantee liability for the loan under a RMB Fund Loan Contract between Fujian Yada Group Co., Ltd, an indirectly owned subsidiary of the Company, and Songxi Sub-branch of Construction Bank of China Co., Ltd. valued at RMB3,600,000, or $563,398.

  Fujian Yada Group Co., Ltd. entered into a RMB Fund Loan Contract on August 4, 2011 to borrow from Songxi Sub-branch of Construction Bank of Co., Ltd the amount of RMB1,400,000, or $219,099 for purpose of capital turnover, and the annual interest rate of the loan shall be the benchmark interest rate announced by the People’s Bank of China as of the value date. The term of such RMB Fund Loan Contract shall be from August 4, 2011 to February 4, 2012.

  Mr. Zhan Youdai and Ms. Zhou Liufeng entered into a Natural Person Guarantee Contract on August 4, 2011 with Songxi Sub-branch of Construction Bank of China Co., Ltd. to assume the several and joint guarantee liability for the loan under a RMB Fund Loan Contract between Fujian Yada Group Co., Ltd, an indirectly owned subsidiary of the Company, and Songxi Sub-branch of Construction Bank of China Co., Ltd. valued at RMB1,400,000, or $219,099.

  Mr. Zhan Youdai and Ms. Zhou Liufeng entered into a Natural Person Guarantee Contract on September 27, 2011 with Songxi Sub-branch of Construction Bank of China Co., Ltd. to assume the several and joint guarantee liability for a L/C under a Domestic Letter of Credit Opening Contract between Fujian Yada Group Co., Ltd, an indirectly owned subsidiary of the Company, and Songxi Sub-branch of Construction Bank of China Co., Ltd. valued at RMB10,000,000, or $1,564,994.

     Solely for the convenience of the reader, the above amounts were converted from RMB to U.S. dollars at specified rates, as follows: for any contract entered into the fourth quarter of 2011, the conversion rate was 6.3646 RMB to $1; for any contract entered into in the third quarter of 2011, the conversion rate was 6.3898 RMB to $1; for any contract entered into in the second quarter of 2011, the conversion rate was 6.4641 RMB to $1; for any contract entered into in the first quarter of 2011, the conversion rate was 6.5703 RMB to $1, for any contract entered into in 2010, the conversion rate was 6.6120 RMB per dollar; and for any contract entered into 2009, the conversion rate was 6.6762 RMB per dollar.

Review, approval or ratification of transactions with related persons

     Our audit committee reviews, approves, and ratifies related party transactions.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires AGAC’s directors, executive officers, and holders of more than 10% of its common stock to file with the SEC reports regarding their ownership and changes in ownership of AGAC’s securities. We believe that our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements in 2011.

     Based solely on our review of the reports, Mr. Zhan Youdai, Mr. Tsang Chin Yin Stanley and Mr. Zhang He each filed their Form 3 late. The Form 3’s were due within 10 days of their respective appointment as an executive officer or director of the Company, which was August 20, 2010 for Mr. Zhan, Mr. Tsang and Mr. Zhang. In addition, each of Mr. Zhan, Mr. Zhang and Mr. Tsang received an option grant on February 14, 2011. A Form 4 was due to be filed within 2 business days of each grant, but was filed late.

SECURITY OWNERSHIP

     The following table sets forth information, as of April 23, 2012, concerning, except as indicated by the footnotes below:

  Each person who we know beneficially owns more than five percent of our common stock;

  Each of our directors and nominees for the board of directors;

  Each of our named executive officers; and

  All of our directors and executive officers as a group.

     The information in the following table has been presented in accordance with the rules of the Securities and Exchange Commission, which provide that beneficial ownership of a class of capital stock includes any shares of such class as to which a person, directly or indirectly, has or shares voting power or investment power and also any shares as to which a person has the right to acquire such voting or investment power within 60 days through the exercise of any options, warrants or other rights. Shares subject to options, warrants or other rights are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated below and under applicable community property laws, we believe that the beneficial owners identified in this table have sole voting and investment power with respect to all shares beneficially owned by such beneficial owner.

     Percentage of beneficial ownership is based on 36,823,626 shares of common stock outstanding as of April 23, 2012. Information with respect to beneficial ownership has been furnished by each director, executive officer or five percent or more stockholder, as the case may be.

	Amount and
	Nature
	of Beneficial	Percentage
Name and Address of Beneficial Owner	Ownership	of Class

Officers and Directors(1)
ZhanYoudai(2)	22,467,568	61.01
Tsang Yin Chiu Stanley(3)	184,123	*
Zhang He	--	--
All directors and executive officers as a group (3 persons)	22,651,691	61.21

5% Shareholders	--	*
Cai Yangbo(2) Room 2105, West Tower, Shun Tak Center 200 Connaught Road Central, Hong Kong	22,467,568	61.01
Zhan Youdai(2)	22,467,568	61.01
CID Group Greater China Venture Fund III, LP (4) 28F, 97 Tun Hwa S. Rd. Sec 2, Taipei	3,807,108	10.16

_________________ * Less than one percent

(1)	Each of our officers and directors address is c/o Shuinan Industrial Area, Songxi County, Fujian Province 353500, China.

(2)

On August 20, 2010, Cai Yangbo and Zhan Youdai entered into an Option Agreement, pursuant to which Zhan Youdai has an option to purchase all the equity interest in the Company held by Cai Yangbo at any time during the period commencing on the 180th day following the signing date of the Option Agreement and ending on the second anniversary of the signing date of the Option Agreement, at an aggregate exercise price of US$84,981,327. The exercise of such option would result in a change of control of the Company.

(3)	Represents options exercisable within 60 days of April 23, 2012.

(4)

Includes 634,518 shares issuable upon the exercise of outstanding warrants. Steven Chang may be deemed to have voting and investment power over CID’s securities, but disclaims beneficial ownership except to the extent of his pecuniary interest in the securities.

OTHER MATTERS

     We know of no other matters to be submitted at the 2012 annual meeting. If any other matters properly come before the 2012 annual meeting, it is the intention of the persons named in the proxy to vote the shares they represent as the board of directors may recommend. Discretionary authority with respect to such other matters is granted by a properly submitted proxy.

     It is important that your shares be represented at the 2012 annual meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.

THE BOARD OF DIRECTORS
Songxi County, Fujian Province, China
April 30, 2012

ASIA GREEN AGRICULTURE CORPORATION
Annual Meeting of Stockholders
June 20, 2012 at 10:00 AM (Beijing Time)
This proxy is solicited by the Board of Directors

The undersigned stockholder hereby appoints Mr. Zhan Youdai and Mr. Tsang Yin Chiu Stanley, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Asia Green Agriculture Corporation that the stockholder is entitled to vote at the Annual Meeting of Stock-holders to be held at 10:00 AM (Beijing Time) on June 20, 2012, at the offices of Asia Green Agriculture Corporation, Shuinan Industry Area, Songxi County, Fujian Province 353500, China, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side

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PROXY CARD

Mr./Ms.

Meeting Information

Meeting Type: 2012 Annual Meeting
For stockholders as of: April 23, 2012
Date: June 20, 2012
Time: 10:00 a.m., Beijing Time
Location: Shuinan Industry Area, Songxi County, Fujian Province, 353500, China

You are receiving this communication because you hold shares in the above named company.

Vote By Mail
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Securities Transfer Corporation, 2951 Dallas Parkway Suite 102, Frisco, Texas 75034.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

A. Voting Items

The Board of Directors recommends voting FOR item 1 and 2

1. Election of Directors

	For	Against	Abstain
1) Zhan Youdai	☐	☐	☐
2) Zhang He	☐	☐	☐
3) Cheng Sing Wai	☐	☐	☐
4) Lum Pak Sum	☐	☐	☐
5) Mak Ka Wing Patrick	☐	☐	☐

2. Proposal to ratify the selection of PKF Hong Kong as our independent registered public accounting firm for the year ending December 31, 2012.

For	Against	Abstain
☐	☐	☐

B. Authorized Signatures — This section must be completed for your vote to be counted. Please date and sign below.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

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